Exhibit 10.30

THIRD AMENDMENT TO

FACILITIES AND SERVICES AGREEMENT

This Third Amendment to Facilities and Services Agreement (the “Amendment”), dated as January 1, 2017, is made and entered into by Fjord Ventures, LLC (“Fjord”) and Adagio Medical, Inc. (“Adagio”).

RECITALS

Fjord and Adagio are parties to that certain Facilities and Services Agreement, dated as of June 1, 2011, as amended November 1, 2015 (the “Agreement”), which describes services to be provided by Fjord to Adagio and the related terms and conditions related thereto.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1.       Amendment to Exhibit B to Agreement. According to Exhibit B of the Agreement, Adagio agrees to pay Fjord at a rate of $52,500.00 per month for the services described on Exhibit A.

2.       No Further Amendment. Except as specifically set forth herein, the Agreement is not being amended or modified and shall remain in full force and effect in accordance with its terms as amended hereby.

3.       Miscellaneous. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed under the internal laws of the State of California as applies to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

ADAGIO MEDICAL, INC.

By:	/s/ Olav Bergheim
Olav Bergheim
Chief Executive Officer

FJORD VENTURES, LLC

By:	/s/ Hugh Neuharth
Hugh Neuharth
Chief Financial Officer

EXHIBIT B

MONTHLY SERVICE FEE	EFFECTIVE DATE
$52,500.00 *	January 1, 2017

* All services included in monthly service fee except for Intellectual Property and Legal Services, which are billed based on hours consumed during the month on a cost recovery basis.